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                                                                   Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2001 relating to the financial statements and financial statement schedule, which appears in Puget Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/S/  PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
February 14, 2002